                                                                   EXHIBIT 23.1

                          CONSENT OF COMPANY COUNSEL

    I hereby consent to the incorporation by reference in Monsanto Company's Registration Statements on Form S-8 (Nos. 2-36636, 2-76696, 2-90152, 33-13197,
33-21030, 33-39704, 33-39705, 33-39706, 33-39707, 33-49717, 33-53363, 33-53365,
33-53367, 333-02783, 333-02961, 333-02963, 333-33531, and 333-38599) and on Form
S-3 (No. 33-60189) of the references to Company counsel in the "Commitments and Contingencies" note to the Company's financial statements for the year ended December 31, 1996, in Note 5 to the Notes to Financial Statements for the quarterly period ended March 31, 1997, and in Note 5 to the Notes to Financial Statements for the quarterly period ended June 30, 1997, all as appearing in the Company's Form 8-K Report filed on the date hereof. In giving this consent I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          R. WILLIAM IDE III
                                          General Counsel
                                          Monsanto Company

Saint Louis, Missouri
December 5, 1997

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